UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 16, 2006
                                                          --------------


                             ONSPAN NETWORKING, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)


           Nevada                       000-22991                87-0460247
           ------                       ---------                ----------
(State of other jurisdiction           (Commission             (IRS Employer
     or incorporation)                 File Number)          Identification No.)


                 21218 St Andrews Blvd #610 Boca Raton, FL 33433
              -----------------------------------------------------
          (Address of principal executive offices, including zip code)


        Registrant's telephone number, including area code (561) 542-1334
                                                           --------------


               1515 Federal Highway #300, Boca Raton Florida 33432
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.
ITEM 8.01 OTHER EVENTS.

On of November 1, 2004, the company relocated its offices to approximately 1,545 square feet of commercial office space sub-leased from Evolve One, Inc. a company related through common ownership under a five year sublease signed November 1, 2004 at a rate of $2,000 per month plus 5% per annum. The Company terminated its sub-lease agreement with Evolve One Inc., as of January 20, 2005. The Company was released of any and all rental obligations in accordance with the Sublease agreement dated October 19, 2004.

On February 1, 2005 the company relocated its principal executive offices to commercial office space leased from Star National Enterprises, under a six-month lease signed on January 13, 2005 at a rate of $1,100 per month. The lease was extended month to month until February 28, 2006. On February 28, 2006, the Company was released of any and all rental obligations in accordance with the Sublease and month to month agreement.

On March 1, 2006, the company changed its principal business address from 1515 Federal Highway #300, Boca Raton Florida 33432, Boca Raton, FL 33487 to 21218 St Andrews Blvd #610 Boca Raton, FL 33433 and the phone number has changed from
(561) 864-1084 to (561) 542-1334. All expenses related to the new address are to be paid personally by the current president. The company believes its current location is adequate for its current needs.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ONSPAN NETWORKING, INC.


DATED:   March 16, 2006                 By: /s/ Herbert Tabin
                                            -----------------
                                            Herbert Tabin, President